Exhibit 99.1

INTERVEST BANCSHARES CORPORATION

Reports 2010 Fourth Quarter Earnings

Business Editors - New York - (Business Wire – January 18, 2011)

Intervest Bancshares Corporation (NASDAQ-GS: IBCA), parent company of Intervest National Bank, today reported its financial results for the fourth quarter of 2010.

Financial Highlights:

•

Net earnings for the fourth quarter of 2010 (“Q4-10”) amounted to $0.4 million, or $0.02 per diluted common share, compared to a net loss of $0.7 million, or $0.07 per share, for the third quarter of 2010 (“Q3-10”), and net earnings of $0.3 million, or $0.04 per share, for the same quarter a year ago (“Q4-09”).

•	Pre-tax earnings before deducting provisions for loan and real estate losses and real estate expenses amounted to $6.6 million in Q4-10, compared to $4.9 million in Q3-10 and $7.8 million in Q4-09.

•	Net interest margin for Q4-10 was 2.06%, compared to 1.98% in Q3-10 and 2.04% in Q4-09.

•

Nonaccrual loans and real estate owned totaled $80 million at December 31, 2010, up only slightly from $77 million at September 30, 2010 despite one loan for $14 million being placed on nonaccrual status in Q4-10, and down substantially from $156 million at December 31, 2009.

•	The allowance for loan losses increased to 2.61% of total outstanding loans at December 31, 2010, up from 2.37% at September 30, 2010 and 1.94% at December 31, 2009.

•

The Company continued to control its non-interest expenses despite substantial increases in FDIC deposit insurance premiums and regulatory compliance costs. Inclusive of these higher costs, noninterest expense amounted to $4.9 million in Q4-10, compared to $5.2 million in Q3-10 and $4.4 million in Q4-09.

•

The Company completed the sale of common stock in a public offering in Q4-10 that raised $21 million of new capital, most of which was down streamed to Intervest National Bank to strengthen its capital. At December 31, 2010, the Bank’s regulatory capital ratios were well in excess of its regulatory minimums and were as follows: total capital to risk-weighted assets – 14.22%; Tier 1 capital to risk-weighted assets – 12.96%; and Tier 1 capital to total average assets (leverage ratio) – 9.61%. The Bank’s regulatory minimum capital ratios are 12%, 10% and 9%, respectively.

•	Common book value per share was $7.61 at December 31, 2010.

Net earnings in Q4-10 increased by $0.1 million over Q4-09. The results were favorably impacted by a $0.9 million decrease in real estate expenses (due to a lower level of nonperforming assets), a $0.8 million decrease in the total provision for loan and real estate losses (reflecting a lower level of problem loans and credit rating downgrades), and a $1.0 million increase in noninterest income (due to $0.4 million of non-recurring fees and a $0.5 million decrease in security impairment charges). The aggregate of these items was nearly offset by a $1.7 million decrease in net interest and dividend income, a $0.5 million increase in noninterest expenses (primarily due to higher FDIC insurance premiums) and a $0.4 million increase in income tax expense (primarily due to higher pre-tax income).

The decrease in net interest and dividend income reflected the impact of the planned reduction in the size of the Company’s balance sheet as well as the sale of performing loans as part of a bulk sale in May 2010, partially offset by an improved net interest margin as noted above. The increased margin resulted from lower rates paid on deposits, largely offset by calls of higher yielding U.S. government agency security investments (coupled with the reinvestment of the proceeds into similar securities with lower interest rates) and the sale of loans yielding approximately 5%. The yield on average interest-earning assets decreased by 36 basis points to 4.89% in Q4-10, from 5.25% in Q4-09, while the average cost of funds decreased at a greater pace or by 51 basis points to 3.03% in Q4-10, from 3.54% in Q4-09.

For the full year 2010, the Company had a net loss of $55.0 million, or $4.95 per diluted common share, compared to net earnings of $1.5 million, or $0.18 per share, for 2009. The net loss for 2010 was driven primarily by a bulk sale of assets and additional loan and real estate loss provisions due to declining commercial real estate values and continued weakness in the economy. As previously reported, in May 2010, the Company sold in bulk certain nonperforming and underperforming loans (including restructured loans or TDRs) aggregating to $192.6 million and other real estate owned of $14.4 million. The assets were sold at a substantial discount to their net carrying values for a total purchase price of $121.5 million. The transaction contributed approximately $44 million to the net loss. The Company recorded a $34 million deferred tax asset related to this transaction.

Total assets at December 31, 2010 decreased to $2.07 billion from $2.40 billion at December 31, 2009, primarily reflecting a decrease in loans receivable and security investments, partially offset by an increase in the deferred tax asset and overnight investments.

Total loans receivable, net of unearned fees, amounted to $1.33 billion at December 31, 2010, a $349 million decrease from $1.68 billion at December 31, 2009. The decrease was due to an aggregate of $286 million of principal repayments (resulting from the bulk sale of loans, other loan payoffs and normal amortization), $41 million of loans transferred to real estate owned and $100 million of loan chargeoffs (which included approximately $80 million of chargeoffs related to the bulk sale), partially offset by $77 million of new loan originations. The Company does not own or originate construction/development loans.

Total nonaccrual loans and real estate owned aggregated $80 million, or 3.9% of total assets, at December 31, 2010, compared to $77 million, or 3.7%, at September 30, 2010 and $156 million, or 6.5%, at December 31, 2009. The decrease in the size of the loan portfolio during 2010 negatively impacted the percentages. Nonaccrual loans at September 30, 2010 and December 31, 2010 also included $21 million of performing TDRs that are classified as nonaccrual based on regulatory guidance. These TDRs continue to pay as agreed under their renegotiated terms.

The allowance for loan losses at December 31, 2010 was $34.8 million, representing 2.61% of total net loans, compared to $32.3 million, or 2.37%, at September 30, 2010 and $32.6 million, or 1.94%, at December 31, 2009. The overall allowance included specific reserves for impaired loans (comprised of nonaccrual loans and TDRs) at each date of $7.2 million, $4.0 million and $13.8 million, respectively.

Total securities held to maturity decreased by $20.5 million to $614.3 million at December 31, 2010 from $634.8 million at December 31, 2009, primarily due to calls exceeding new purchases. The securities portfolio is comprised mainly of U.S. government agency securities. At December 31, 2010, the Company had a net deferred tax asset totaling $47.1 million, of which $27 million related to an unused gross operating loss carryforward of $61 million.

Total deposits at December 31, 2010 decreased to $1.77 billion from $2.03 billion at December 31, 2009, reflecting a $204.7 million decrease in time deposits and a $59.3 million decrease in money market deposit accounts resulting from Intervest National Bank’s planned shrinkage through a reduction in its deposit rates. Total borrowed funds and related interest payable at December 31, 2010 decreased to $85 million, from $119 million at December 31, 2009, due to the maturity and repayment of FHLBNY borrowings. Total stockholders’ equity decreased to $186 million at December 31, 2010 from $214 million at December 31, 2009, primarily due to the 2010 net loss before preferred dividend requirements of $53.3 million, partially offset by the private placement in May of 850,000 shares of common stock at $5 per share for net proceeds of approximately $4.0 million and a public offering of common stock in October of 11,686,377 shares at $1.95 per share for net proceeds of approximately $21.0 million.

Intervest Bancshares Corporation is a bank holding company. Its principal operating subsidiary is Intervest National Bank, a nationally chartered commercial bank that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of six full-service banking offices in Clearwater and Gulfport, Florida. Intervest Bancshares Corporation’s Class A Common Stock is listed on the NASDAQ Global Select Market: Trading Symbol IBCA. This press release may contain forward-looking information. Words such as “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “assume,” “indicate,” “continue,” “target,” “goal,” and similar words or expressions of the future are intended to identify forward-looking statements. Except for historical information, the matters discussed herein are subject to certain risks and uncertainties that may affect the Company’s actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions and real estate values in the Company’s market areas; changes in regulatory policies and enforcement actions; fluctuations in interest rates; demand for loans and deposits; changes in tax laws or the availability of net operating losses, the effects of additional capital, the availability of regulatory waivers; and competition. Reference is made to the Company’s filings with the SEC for further discussion of risks and uncertainties regarding the Company’s business. Historical results are not necessarily indicative of the future prospects of the Company.

Contact: Lowell S. Dansker, Chairman, Intervest Bancshares Corporation

One Rockefeller Plaza (Suite 400), New York, New York 10020-2002, Phone 212-218-2800 Fax 212-218-2808

Selected Consolidated Financial Information Follows.

INTERVEST BANCSHARES CORPORATION

Selected Consolidated Financial Information

(Dollars in thousands, except per share amounts)	Quarter Ended December 31,		Year Ended December 31,
Selected Operating Data:	2010	2009	2010	2009
Interest and dividend income	$24,747	$31,176	$107,072	$123,598
Interest expense	14,307	19,080	62,692	81,000

Net interest and dividend income	10,440	12,096	44,380	42,598
Provision for loan losses	2,693	3,926	101,463	10,865
Noninterest income	1,073	72	2,110	297
Noninterest expenses:
Provision for real estate losses	2,004	1,587	15,509	2,275
Real estate expenses	343	1,259	4,105	4,945
All other noninterest expenses	4,887	4,409	19,069	19,864

Earnings (loss) before income taxes	1,586	987	(93,656)	4,946
Provision (benefit) for income taxes	727	281	(40,348)	1,816

Net earnings (loss) before preferred dividend requirements	859	706	(53,308)	3,130
Preferred dividend requirements (1)	422	409	1,667	1,632

Net earnings (loss) available to common stockholders	$437	$297	$(54,975)	$1,498

Basic earnings (loss) per common share	$0.02	$0.04	$(4.95)	$0.18
Diluted earnings (loss) per common share	$0.02	$0.04	$(4.95)	$0.18

Average common shares used to calculate:
Basic and diluted earnings (loss) per common share (2)	18,308,205	8,270,812	11,101,196	8,270,812
Common shares outstanding at end of period	21,126,489	8,270,812	21,126,489	8,270,812
Common stock options/warrants outstanding at end of period	1,045,422	1,019,722	1,045,422	1,019,722

Yield on interest-earning assets	4.89%	5.25%	5.08%	5.32%
Cost of funds	3.03%	3.54%	3.20%	3.87%
Net interest margin (3)	2.06%	2.04%	2.11%	1.83%

Return on average assets (annualized)	0.16%	0.12%	-2.42%	0.13%
Return on average common equity (annualized)	2.19%	1.49%	-32.20%	1.65%
Effective income tax rate	45.84%	28.47%	43.08%	36.72%
Efficiency ratio (4)	42%	36%	41%	46%

Total average loans outstanding	$1,357,549	$1,698,251	$1,489,004	$1,721,688
Total average securities outstanding	638,791	641,616	599,519	586,344
Total average short-term investments outstanding	11,170	17,652	18,502	14,544
Total average assets outstanding	2,102,186	2,408,538	2,200,436	2,357,422

Total average interest-bearing deposits outstanding	$1,786,801	$2,031,381	$1,863,612	$1,972,982
Total average borrowings outstanding	86,229	108,067	97,031	117,856
Total average stockholders’ equity	180,857	213,595	189,197	212,877

Selected Financial Condition Information:	At Dec 31, 2010	At Sep 30, 2010	At Jun 30, 2010	At Mar 31, 2010	At Dec 31, 2009
Total assets	$2,070,868	$2,104,098	$2,164,442	$2,284,257	$2,401,204
Total cash and short-term investments	23,911	13,815	35,535	56,470	7,977
Total securities held to maturity	614,335	613,844	621,244	491,067	634,856
Total loans, net of unearned fees	1,337,326	1,363,312	1,395,564	1,634,140	1,686,164
Total deposits	1,766,083	1,806,834	1,852,356	1,926,772	2,029,984
Total borrowed funds and accrued interest payable	84,676	89,135	98,582	103,060	118,552
Total preferred equity	23,852	23,755	23,659	23,563	23,466
Total common equity	162,108	140,317	140,643	187,711	190,588
Common book value per share (5)	7.61	15.26	15.33	22.69	23.04

Total allowance for loan losses	$34,840	$32,250	$30,350	$28,300	$32,640
Allowance for loan losses/net loans	2.61%	2.37%	2.17%	1.73%	1.94%
Total loan recoveries for the quarter	283	600	—	—	25
Total loan chargeoffs for the quarter	386	298	85,483	13,979	3,126
Total real estate chargeoffs for the quarter	2,970	912	11,732	—	—

Total loans ninety days past due and still accruing (6)	$7,481	$16,865	$8,788	$3,629	$6,800
Total accruing troubled debt restructured loans (7)	3,632	617	21,362	116,906	97,311
Total nonaccrual loans	52,923	38,560	18,927	96,248	123,877
Total real estate owned, net of valuation allowance	27,064	38,792	34,259	57,858	31,866

(1)	Represents dividend requirements on cumulative preferred stock held by the U.S. Treasury and amortization of related preferred stock discount.
(2)	Outstanding options/warrants were not dilutive for the reporting periods.
(3)	Net interest margin is reported exclusive of income from loan prepayments, which is included as a component of noninterest income.
(4)	Represents noninterest expenses (excluding provision for real estate losses & real estate expenses) as a percentage of net interest and dividend income plus noninterest income.
(5)	Represents common stockholders’ equity less preferred dividends in arrears ($1.4 million at December 31, 2010 only) divided by common shares outstanding.
(6)	At December 31, 2010, these were performing loans that were past their contractual maturity date. Extensions for the majority at market terms are pending.
(7)	Represent loans whose terms have been modified mostly through the deferral of principal and/or a partial reduction in interest payments.

INTERVEST BANCSHARES CORPORATION

Consolidated Financial Highlights

	At or For The Period Ended
($ in thousands, except per share amounts)	Year Ended Dec 31, 2010	Year Ended Dec 31, 2009	Year Ended Dec 31, 2008	Year Ended Dec 31, 2007	Year Ended Dec 31, 2006
Balance Sheet Highlights:
Total assets	$2,070,868	$2,401,204	$2,271,833	$2,021,392	$1,971,753
Total cash and short-term investments	23,911	7,977	54,903	33,086	40,195
Total securities held to maturity	614,335	634,856	475,581	344,105	404,015
Total loans, net of unearned fees	1,337,326	1,686,164	1,705,711	1,614,032	1,490,653
Total deposits	1,766,083	2,029,984	1,864,135	1,659,174	1,588,534
Total borrowed funds and accrued interest payable	84,676	118,552	149,566	136,434	172,909
Preferred stockholder’s equity	23,852	23,466	23,080	—	—
Common stockholders’ equity	162,108	190,588	188,894	179,561	170,046
Common book value per share (1)	7.61	23.04	22.84	22.23	20.31
Market price per common share	2.93	3.28	3.99	17.22	34.41

Asset Quality Highlights
Nonaccrual loans .	$52,923	$123,877	$108,610	$90,756	$3,274
Real estate owned, net of valuation allowance	27,064	31,866	9,081	—	—
Accruing troubled debt restructured loans (2)	3,632	97,311	—	—	—
Loans ninety days past due and still accruing	7,481	6,800	1,964	11,853	—
Allowance for loan losses	34,840	32,640	28,524	21,593	17,833
Allowance for loan losses/net loans	2.61%	1.94%	1.67%	1.34%	1.20%
Loan chargeoffs	100,146	8,103	4,227	—	—
Real estate chargeoffs	15,614	—	—	—	—
Loan recoveries	883	1,354	—	—	—

Statement of Operations Highlights:
Interest and dividend income	$107,072	$123,598	$128,497	$131,916	$128,605
Interest expense	62,692	81,000	90,335	89,653	78,297

Net interest and dividend income	44,380	42,598	38,162	42,263	50,308
Provision for loan losses	101,463	10,865	11,158	3,760	2,652
Noninterest income	2,110	297	5,026	8,825	6,855
Noninterest expenses:
Provision for real estate losses	15,509	2,275	518	—	—
Real estate expenses	4,105	4,945	4,281	489	—
All other noninterest expenses	19,069	19,864	14,074	12,387	13,027

(Loss) earnings before income taxes	(93,656)	4,946	13,157	34,452	41,484
(Benefit) provision for income taxes	(40,348)	1,816	5,891	15,012	17,953

Net (loss) earnings before preferred dividend requirements	(53,308)	3,130	7,266	19,440	23,531
Preferred dividend requirements (3)	1,667	1,632	41	—	—

Net (loss) earnings available to common stockholders	$(54,975)	$1,498	$7,225	$19,440	$23,531

Basic (loss) earnings per common share	$(4.95)	$0.18	$0.87	$2.35	$2.98
Diluted (loss) earnings per common share	$(4.95)	$0.18	$0.87	$2.31	$2.82
Adjusted net (loss) earnings used to calculate diluted (loss) earnings per common share	$(54,975)	$1,498	$7,225	$19,484	$23,679
Average common shares used to calculate:
Basic (loss) earnings per common share	11,101,196	8,270,812	8,259,091	8,275,539	7,893,489
Diluted (loss) earnings per common share	11,101,196	8,270,812	8,267,781	8,422,017	8,401,379
Common shares outstanding	21,126,489	8,270,812	8,270,812	8,075,812	8,371,595

Net interest margin (4)	2.11%	1.83%	1.79%	2.11%	2.75%
Return on average assets	-2.42%	0.13%	0.34%	0.96%	1.28%
Return on average common equity	-32.20%	1.65%	3.94%	11.05%	15.82%
Effective income tax rate	43.08%	36.72%	44.77%	43.57%	43.28%
Efficiency ratio (5)	41%	46%	33%	24%	23%
Full-service banking offices	7	7	7	7	7

(1)	Represents common stockholders’ equity less preferred dividends in arrears ($1.4 million at December 31, 2010 only) divided by common shares outstanding.
(2)	Represent loans whose terms have been modified mostly through the deferral of principal and/or a partial reduction in interest payments.
(3)	Represents dividend requirements on cumulative preferred stock held by the U.S. Treasury and amortization of related preferred stock discount.
(4)	Net interest margin is reported exclusive of income from loan prepayments, which is included as a component of noninterest income. Inclusive of such income, the margin would compute to 2.17% for 2010, 1.89% for 2009, 1.90% for 2008, 2.46% for 2007 and 3.02% for 2006.
(5)	Represents noninterest expenses (excluding provision for real estate losses and real estate expenses) as a percentage of net interest and dividend income plus noninterest income.